CONSENT OF COUNSEL


               We consent to the reference to our Firm under the heading "Counsel and Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of Connecticut Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about May 31, 2007.




/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
May 31, 2007